EXHIBIT 11
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

                                                                 Three months ended              Nine months ended
                                                                   September 30,                  September 30,
                                                                 ------------------              -----------------
                                                               1996            1997            1996            1997
                                                               ----            ----            ----            ----
Net loss                                                    $   (823)       $ (1,151)       $ (1,920)       $ (3,284)
                                                            ========        ========        ========        ========
Weighted average common stock outstanding
during the period                                              7,205          10,555           6,791           9,006

Impact of shares issued within 12 months of the
initial public offering                                          494            --               908            --

Effect of stock options granted within 12 months of
the initial public offering, using the treasury stock
method                                                           243            --               243             161

Effect of warrants granted within 12 months of the
initial public offering, using the treasury stock
method                                                           256            --               256             150
                                                            --------        --------        --------        --------

Shares used in computing net loss per share                    8,198          10,555           8,198           9,317
                                                            ========        ========        ========        ========

Net loss per share                                          $  (0.10)       $  (0.11)       $  (0.23)       $  (0.35)
                                                            ========        ========        ========        ========
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